EXHIBIT 10.26

AMENDMENT TO LOAN AGREEMENTS and NOTES

This AMENDMENT TO LOAN AGREEMENT and NOTE (this “Amendment”) executed effective as of June 30, 2013 (the “Effective Date”), is between ISRAMCO, INC., a corporation formed under the laws of the State of Delaware (“Borrower”), and J.O.E.L. JERUSALEM OIL EXPLORATION, LTD., an Israeli limited company (together with its successors and assigns “Lender”).

R E C I T A L S:

A. Borrower and Lender are parties to a certain Amended and Restated Loan Agreement dated May 25, 2008 (the “Loan Agreement”) in the original principal amount of $48,900,000.00, which restated, consolidated and superseded the following prior loan agreements dated with the original principal amounts as follows:

a.	February 15, 2008 - $24.00 million;

b.	March 26, 2008 - $19.50 million;

c.	May 10, 2008 - $5.40 million;

  pursuant to which Lender agreed to make loans to and extensions of credit on behalf of Borrower; and

B.  Borrower and Lender desire to amend the existing Loan Agreement and Note between the parties in the particulars hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Terms Defined in Loan Agreement  Each term defined in the Loan Agreement and used herein without definition shall have the meaning assigned to such term in the Loan Agreement, unless expressly provided to the contrary.

ARTICLE II
AMENDMENTS TO LOAN AGREEMENT

Borrower and Lender agree that the Loan Agreement and respective note are hereby amended, effective as of the Effective Date, in the following particulars.

Maturity Date: shall mean, unless the Note is sooner accelerated pursuant to the loan Agreement, June 30, 2017.

Payment:

Interest: All accrued interest shall be due and payable on June 30 of each year with the first payment due June 30, 2015 and a similar interest only payment due June 30, 2016, and finally June 30, 2017.

Principal:  The Principal (as of the date of this Agreement) will be paid in three (3) installments paid as follows:  (i) Nine Million Seven Hundred Thousand Nine Hundred Twenty-One and No/100 U.S. Dollars ($9,700,921.00 USD) will be paid June 30, 2015; (ii) Seventeen Million and No/100 U.S. Dollars ($17,000,000.00) will be paid on June 30, 2016; and (iii) Seventeen Million and No/100 U.S. Dollars ($17,000,000.00) will be paid on June 30, 2017.

Maturity:  The Maturity of the Loan Agreement and Note will be changed to June 30, 2017.

Any provision in either the Loan Agreement or the Note of any of the amended agreements that are not in agreement with the above provisions of this Article II are hereby amended to be in conformity with these maturity date, payment of interest, payment of principal provisions.

ARTICLE III
CONDITIONS

The enforceability of this Amendment against Lender is subject to the satisfaction of the following conditions precedent:

Loan Documents   Lender shall have received multiple original counterparts, as requested by Lender, of this Amendment executed and delivered by a duly authorized officer of Borrower and Lender.

Representations and Warranties   Except as affected by the transactions contemplated in the Loan Agreement and this Amendment, each of the representations and warranties made by Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects as of the Effective Date, as if made on and as of such date.

No Default   No Default or Event of Default shall have occurred and be continuing as of the Effective Date.

No Change   No event shall have occurred since the Closing Date, which, in the reasonable opinion of Lender, could have a Material Adverse Effect.

Security Instruments   All of the Security Instruments shall be in full force and effect and provide to Lender the security intended thereby to secure the Indebtedness, as amended and supplemented hereby.

Other Instruments or Documents   Lender or counsel to Lender shall receive such other instruments or documents as they may reasonably request.

ARTICLE IV
MISCELLANEOUS

Adoption, Ratification and Confirmation of Loan Agreement   Each of Borrower and Lender does hereby adopt, ratify and confirm the Loan Agreement, as amended hereby, and acknowledges and agrees that the Loan Agreement, as amended hereby, is and remains in full force and effect.

Successors and Assigns   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Loan Agreement.

Counterparts; Electronic Delivery of Signature Pages   This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by Borrower, and Lender.  In this regard, each of the parties hereto acknowledges that a counterpart of this Amendment containing a set of counterpart executed signature pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Amendment by each necessary party hereto and shall constitute one instrument.  Delivery of an executed signature page of this Amendment by facsimile or e-mail shall be effective as delivery of an original executed signature page of this Amendment.

Number and Gender   Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

Entire Agreement   This Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof.  All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Amendment.

Invalidity   In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Titles of Articles, Sections and Subsections   All titles or headings to Articles, Sections, subsections or other divisions of this Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.

Governing Law   This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of Texas.

This Amendment, the Loan Agreement, as amended hereby, the Note, and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

BORROWER:	ISRAMCO, INC.
By: ______________________________________ Haim Tsuff, Chief Financial Officer

LENDER:	JERUSALEM OIL EXPLORATION, LTD. By: ______________________________________ By: ______________________________________